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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - February 27, 2004
                        (Date of Earliest Event Reported)


                              GUILFORD MILLS, INC.
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             (Exact name of registrant as specified in its charter)

                          Commission File No. 000-50025


        Delaware                                                13-1995928
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(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)


6001 West Market Street, Greensboro, NC                         27409
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         (Address of principal                                 Zip Code
          executive offices)


       Registrant's telephone number, including area code: (336) 316-4000

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ITEM 5.  OTHER EVENTS.

On February 27, 2004, Guilford Mills, Inc., a Delaware corporation (the "Company"), GMI Holding Corporation, a Delaware corporation (the "Purchaser"), and GMI Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Purchaser (the "Tender Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for transactions that will ultimately lead to the Company becoming a wholly owned subsidiary of Purchaser. Purchaser and Tender Subsidiary are affiliates of Cerberus Capital Management, L.P. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Under the terms of the Merger Agreement, Tender Subsidiary will commence a tender offer (the "Offer") to acquire all of the Company's outstanding shares of common stock, par value $.01 per share (the "Company Common Stock"), at a price of $19.00 per share, net to the stockholders in cash subject to any required withholding. The obligations of Tender Subsidiary to consummate the Offer and to accept for payment and to pay for shares of Company Common Stock validly tendered on or prior to the expiration of the Offer and not withdrawn is subject to customary closing conditions for similar transactions, including a requirement that there being validly tendered and not withdrawn, immediately prior to the expiration of the Offer, that number of shares of Company Common Stock which represents at least a majority of the shares of Company Common Stock on a fully diluted basis.

Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of certain other conditions, Tender Subsidiary will be merged with and into the Company (the "Merger") with the Company being the surviving corporation. In the Merger, each outstanding share of Company Common Stock (other than shares held by Tender Subsidiary and by stockholders who perfect appraisal rights under Delaware law), will be converted into the right to receive cash in the amount of $19.00. Concurrently with the execution of the Merger Agreement, certain stockholders of the Company (the "Stockholders") holding approximately 48% of the outstanding Company Common Stock entered into support agreements (the "Support Agreements") with Purchaser and Tender Subsidiary pursuant to which each Stockholder agreed, among other things, to tender all of such Stockholder's shares of Company Common Stock in the Offer and to vote all of such shares in favor of the approval and adoption of the Merger Agreement. Copies of the Support Agreements are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

On February 27, 2004, the Purchaser and the Company issued a joint press release (the "Press Release") announcing the execution of the Merger Agreement. The Press Release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

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
ITEM 7.  EXHIBITS.


Exhibit No.                                   Description
-----------                                   -----------

  2.1 Agreement and Plan of Merger, dated as of February 27, 2004, among GMI Holding Corporation, GMI Merger Corporation and Guilford Mills, Inc.

 99.1 Support Agreement, dated February 27, 2004, by and among GMI Holding Corporation, GMI Merger Corporation and Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments III, L.P.

 99.2 Support Agreement, dated February 27, 2004, by and among GMI Holding Corporation, GMI Merger Corporation and The Prudential Insurance Company of America

 99.3                 Joint press release issued on February 27, 2004








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
                                   SIGNATURES

           Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 1, 2004


                                       GUILFORD MILLS, INC.

                                       By: /s/ Robert A. Emken, Jr.
                                           -------------------------------
                                           Robert A. Emken, Jr.
                                           Secretary

                                  EXHIBIT INDEX


Exhibit No.                                   Description
-----------                                   -----------

  2.1 Agreement and Plan of Merger, dated as of February 27, 2004, among GMI Holding Corporation, GMI Merger Corporation and Guilford Mills, Inc.

 99.1 Support Agreement, dated February 27, 2004, by and among GMI Holding Corporation, GMI Merger Corporation and Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments III, L.P.

 99.2 Support Agreement, dated February 27, 2004, by and among GMI Holding Corporation, GMI Merger Corporation and The Prudential Insurance Company of America

 99.3                 Joint press release issued on February 27, 2004





















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